                                                                    EXHIBIT 3.29


                          CERTIFICATE OF INCORPORATION
                                       OF
                         BSG EDUCATIONAL SERVICES, INC.

                                   ARTICLE I

     The name of the corporation is BSG EDUCATIONAL SERVICES, INC.

                                   ARTICLE II

     The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     The total number of shares of all classes of stock which the corporation shall have authority to issues is 1,000 shares of common stock, par value $.001 per share.

                                   ARTICLE V

     The governing board of the corporation shall be known as the board of directors, and the number of directors comprising the same shall be determined in accordance with the bylaws of the corporation. The initial board of directors shall consist of one member. The name and mailing address of the initial member of the board of directors, who shall hold office until the first annual meeting of the stockholders, or until his successors are elected and qualify, are as follows:

     Steven G. Papermaster        11 Greenway Plaza, Suite 900
                                  Houston, Texas 77046-1102

                                   ARTICLE VI

     The board of directors of the corporation is expressly and solely authorized to make, alter or repeal bylaws of the corporation.

                                  ARTICLE VII

     No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the personal liability of a director for any act or omission occurring prior to the date of this Article becomes effective.

                                  ARTICLE VII

     8.1 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     8.2 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     8.3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2 of this Article, or in defense of any claim, issue or matter therein, the corporation shall indemnify such director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     8.4 Any indemnification under Sections 8.1 and 8.2 of this Article (unless ordered by a court) shall be made by the corporation only a authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 8.1 and 8.2 of this Article. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     8.5 Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses incurred by other employees and agents shall be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     8.6 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

     8.7 The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the General Corporation Law of the State of Delaware of this Article.

     8.8 For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     8.9 For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation, which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     8.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE IX

     Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number, representing three-fourths in value, of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, by binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

                                   ARTICLE X

     The corporation is to have perpetual existence.

                                  ARTICLE IX

     The name and address of the incorporator is Mark R. Riley, Capital Center Penthouse, 401 Louisiana, 8th Floor, Houston, Texas 77002.

     I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true and accordingly I have hereunto set my hand this 15th day of May, 1991.


                                   /s/ Mark R. Riley
                                   ----------------------------------
                                   Mark R. Riley

STATE OF TEXAS      SS
                    SS
COUNTY OF HARRIS    SS

     Before me, the undersigned authority, on this date personally appeared Mark R. Riley, known to me to be the person whose name is subscribed to the foregoing certificate, and acknowledged to me that he executed said certificate as his free act and deed and that facts therein stated are true.

     Given under my hand seal this 15th day of May, 1991.

     (SEAL)                        /s/ Donna S. Cofield
                                   ----------------------------------
                                   Notary Public in and for
                                   the State of TEXAS


My commission expires:
       January 25, 1992            Donna S. Cofield
-----------------------------      ----------------------------------
                                   Printed Name of Notary Public

                              AGREEMENT OF MERGER

     THIS AGREEMENT OF MERGER is made this 30th day of December, 1992, between Enterprise Technology Center, Inc., a Delaware corporation ("Merging Company"), and BSG Educational Services, Inc., Delaware corporation ("Surviving Company").

     WHEREAS, Merging Company has an authorized capitalization consisting of 1,000 shares of common stock par value $.001 per share ("Merging Company Common Stock"), of which 1,000 shares have been validly issued and are now outstanding and owned by BSG Capital Corporation; and

     WHEREAS, Surviving Company has an authorized capitalization consisting of 1,000 shares of common stock, par value $.001 per share ("Surviving Company Common Stock"), of which 1,000 shares have been validly issued and are now outstanding and owned by BSG Capital Corporation; and

     WHEREAS, the Boards of Directors of Merging Company and Surviving Company, respectively, deem it desirable, upon the terms and conditions set forth herein, that Merging Company merge with and into Surviving Company and that Surviving Company be the surviving corporation.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby prescribe the terms and conditions of said merger and the mode of carrying the same into effect as follows:

     1. Merger. At the Effective Time (as defined below) of the merger, Merging Company shall be merged with and into Surviving Company, with Surviving Company as the surviving corporation (the "Merger").

     2. Effective Time. This Agreement of Merger shall become effective at the close of business on December 31, 1992, the time of such effectiveness being hereinafter referred to as the "Effective Time."

     3. Merging Company. The Merging Company Common Stock shall not be converted into shares of Surviving Company Common Stock. Upon the Effective Time of the Merger, the Merging Company Common Stock shall be cancelled and the separate corporate existence of Merging Company shall cease.

     4. Name Change of Surviving Company. At and after the Effective Time of the Merger, the name of Surviving Company shall be changed to "Enterprise Technology Institute International, Inc."
Article I of Surviving Company's Certificate of Incorporation is hereby amended as of the Effective Time, pursuant to Section 251(e) of the General Corporation Law of the State of Delaware, to read in its entirety as follows:

     The name of the corporation is ENTERPRISE TECHNOLOGY
     INSTITUTE INTERNATIONAL, INC.

     5. Certificate of Incorporation. The Certificate of Incorporation of Surviving Company as it exists at the Effective Time shall be the Certificate of Incorporation of Surviving Company following the Effective Time until the same shall be amended or repealed in accordance with the provisions thereof.

     6. Bylaws. The Bylaws of Surviving Company as they exist at the Effective Time shall be the Bylaws of Surviving Company following the Effective Time until the same shall be amended or repealed in accordance with the laws of the State of Delaware.

     7. Officers and Directors. The officers and directors of Surviving Company as they exist at the Effective Time shall be the officers and directors of Surviving Company following the Effective Time until their successors have been duly elected and qualified.

     8. Further Assurance of Title. If at any time Surviving Company shall consider or be advised that any acknowledgements or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to Surviving Company any right, title, or interest held by Merging Company immediately prior to the Effective Time, Merging Company and its proper officers and directors shall and will execute and deliver all such acknowledgments or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title, or interest in Surviving Company as shall be necessary to carry out the purposes of this Agreement of Merger, and Surviving Company and the proper officers and directors thereof are fully authorized to take any and all such action in the name of Merging Company or otherwise.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement of Merger to be executed as of the date first written above.


                                   ENTERPRISE TECHNOLOGY CENTER, INC.

ATTEST:


/s/ John A. Hinners                By: /s/ Steven G. Papermaster
----------------------------          ---------------------------------
John A. Hinners                            Steven G. Papermaster
Secretary                                  President


                                   BSG EDUCATIONAL SERVICES, INC.


ATTEST:


/s/ John A. Hinners                By:  /s/ Steven G. Papermaster
----------------------------           ----------------------------------
John A. Hinners                             Steven G. Papermaster
Secretary                                   President

                          Certificate of the Secretary
                                       of
                       Enterprise Technology Center, Inc.

     I, John A. Hinners, Secretary of Enterprise Technology Center, Inc., a Delaware corporation, hereby certify that the total number of outstanding shares of common stock entitled to vote on the merger with BSG Educational Services, Inc., a Delaware corporation, is 1,000 shares, that there is no other class of stock outstanding and that the Agreement of Merger to which this certificate has been attached and made a part was approved and adopted by the sole stockholder of said Enterprise Technology Center, Inc. pursuant to Section 251 of the General Corporation Law of the State of Delaware.

     WITNESS my hand and seal of said Enterprise Technology Center, Inc. this 30th day of December, 1992.


[CORPORATE SEAL]


                                                /s/ John A. Hinners
                                                --------------------------
                                                John A. Hinners, Secretary

                          Certificate of the Secretary
                                       of
                         BSG Educational Services, Inc.

     I, John A. Hinners, Secretary of BSG Educational Services, Inc., a Delaware corporation, hereby certify that the total number of outstanding shares of common stock entitled to vote on the merger with Enterprise Technology Center, Inc., a Delaware corporation, is 1,000 shares, that there is no other class of stock outstanding and that the Agreement of Merger to which this certificate has been attached and made a part was approved and adopted by the sole stockholder of said BSG Educational Services, Inc. pursuant to Section 251 of the General Corporation Law of the State of Delaware.

     WITNESS my hand and seal of said BSG Educational Services, Inc. this 30th day of December, 1992.


[CORPORATE SEAL]


                                                /s/ John A. Hinners
                                                --------------------------
                                                John A. Hinners, Secretary

                          CERTIFICATE OF AMENDMENT TO
                        CERTIFICATE OF INCORPORATION OF
              ENTERPRISE TECHNOLOGY INSTITUTE INTERNATIONAL, INC.

                                   ARTICLE I

     Article I of the Certificate of Incorporation of the Corporation, filed in the Office of the Secretary of State of Delaware as of May 16, 1991, and amended by that certain Agreement of Merger, dated December 30, 1992, by and between Enterprise Technology Center, Inc. and BSG Educational Services, Inc. ("Merger Agreement"), provides:

     "The name of the corporation is Enterprise Technology Institute International, Inc."

                                   ARTICLE II

     By resolutions dated June 2, 1993, the board of directors of the Corporation proposed that Article I of the Corporation's Certificate of Incorporation be amended to read in full as follows:

     "The name of the corporation is BSG Educational Services, Inc."

                                  ARTICLE III

     By resolutions dated June 2, 1993, the Corporation's sole shareholder approved such proposed amendment.

                                   ARTICLE IV

     Article I of the Corporation's Certificate of Incorporation, as amended by the Merger Agreement, is hereby amended to read in full as follows:

     "The name of the corporation is BSG Educational Services, Inc."


     IN WITNESS WHEREOF, the undersigned, being the duly authorized representative of the Corporation, has set his hand hereto as of the 2nd day of June, 1993.


                                        /s/ Mark R. Riley
                                        ----------------------
                                        Mark R. Riley
                                        Executive Vice President


ATTEST:


/s/ John A. Hinners
-------------------
John A. Hinners
Secretary

THE STATE OF TEXAS SS
                   SS
COUNTY OF HARRIS   SS

     BEFORE ME, the undersigned authority, on this day personally appeared Mark
R. Riley, Executive Vice President of Enterprise Technology Institute International, Inc., a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 2nd day of June, 1993.


[SEAL]                            /s/ Donna S. Cofield
                                  ----------------------------
                                  Notary Public in and for
                                  The State of Texas


                                  My commission expires:  1/25/96
                                                        -----------

THE STATE OF TEXAS SS
                   SS
COUNTY OF HARRIS   SS

     BEFORE ME, the undersigned authority, on this day personally appeared John
A. Hinners, Secretary of Enterprise Technology Institute International, Inc., a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 2nd day of June, 1993.

[SEAL]


                                   /s/ Donna S. Cofield
                                   ----------------------------------
                                   Notary Public in and for
                                   The State of Texas


                                   My Commission expires: 1/25/96
                                                          -----------

                          CERTIFICATE OF AMENDMENT TO
                        CERTIFICATE OF INCORPORATION OF
                         BSG EDUCATIONAL SERVICES, INC.

     The undersigned does hereby certify that the amendment set forth in this Certificate of Amendment to the Certificate of Incorporation of BSG Educational Services, Inc. was adopted in accordance with Section 242(1) of the Delaware General Corporation Law, and does hereby certify as follows:

                                   ARTICLE I

     Article I of the Certificate of Incorporation of the Corporation, filed in the Office of the Secretary of State of Delaware as of May 16, 1991, provides:

     "The name of the corporation is BSG Education, Inc."

                                   ARTICLE II

     By Written Consent dated April 22, 1994, the board of directors of the Corporation proposed that Article I of the Corporation's Certificate of Incorporation be deleted in its entirety and replaced with the following:


     "The name of the corporation is BSG Education, Inc."

                                  ARTICLE III

     By Written Consent dated April 22, 1994, the Corporation's sole stockholder approved such proposed amendment.

     WITNESS the execution hereof as of the 22nd day of April, 1994.



                                        /s/ Steven G. Papermaster
                                        ------------------------------------
                                        Steven G. Papermaster
                                        Chairman and Chief Executive Officer


ATTEST:


/s/ John A. Hinners
-------------------
John A. Hinners
Secretary

THE STATE OF TEXAS SS
                   SS
COUNTY OF HARRIS   SS


     BEFORE ME, the undersigned authority, on this day personally appeared Steven G. Papermaster, Chairman and Chief Executive Officer of BSG Educational Services, Inc., a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 22nd day of April, 1994.


[SEAL]                            /s/ MARTHA GROLL
                                  ----------------------------
                                  Notary Public in and for
                                  The State of Texas


                                  My commission expires:  11/16/94
                                                        -----------


THE STATE OF TEXAS SS
                   SS
COUNTY OF HARRIS   SS


     BEFORE ME, the undersigned authority, on this day personally appeared
John A. Hinners, Secretary of BSG Educational Services, Inc., a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 22nd day of April, 1994.


[SEAL]                            /s/ MARTHA GROLL
                                  ----------------------------
                                  Notary Public in and for
                                  The State of Texas


                                  My commission expires:  11/16/94
                                                        -----------

                                 ARTICLE THREE

     By written consent dated December 20, 1994, the Company's Board of Directors adopted a resolution proposing, and declaring advisable, the following amendment to the Certificate:

          Article VII of the Certificate is amended in its entirety to read as follows:

               "No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
          (iii) under Section 174 of the Delaware General Corporation Law (the "DGCL"), or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL, as amended. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification."

                                  ARTICLE FOUR

     By written consent dated December 20, 1994, the Company's Board of Directors adopted a resolution proposing, and declaring advisable, the following amendment to the Certificate:

          Article VIII of the Certificate is amended in its entirety to read as follows:

               "8.1 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     8.2 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     8.3 To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2 of this Article, or in defense of any claim, issue or matter therein, the corporation shall indemnify such director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     8.4 Any indemnification under Sections 8.1 and 8.2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 8.1 and 8.2 of this Article. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent counsel in a written opinion, or (3) by the stockholders.

     8.5 Expenses (including attorneys' fees) incurred by an officer, director, or employee in defending any civil, criminal, administrative or investigative action, suit or proceeding referred to in Sections 8.1 and 8.2 of this Article shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents shall be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     8.6 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

     8.7 The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the Delaware General Corporation Law (the "DGCL") or this Article.

     8.8 For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving as the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     8.9 For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

          8.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          8.11 In the event the DGCL is here after amended to, or other applicable laws are enacted that, authorize additional or broader rights to indemnification or advancement of expenses for directors, officers, employees or agents of the corporation (or persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other entity,) the indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall be modified to include such additional or broader rights to the fullest extent permitted by the DGCL, as amended, or such other applicable laws as may be enacted from time to time. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any indemnification or expense advancement rights of a director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

          8.12 The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, other provisions of this Certificate of Incorporation, as amended, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office."

                                  ARTICLE FIVE

     By written consent dated December 20, 1994, the Company's sole stockholder approved the foregoing amendments to the Certificate set forth in Articles
One, Two, Three, and Four of this Certificate of Amendment to Certificate of Incorporation.

                                  ARTICLE SIX

     The foregoing amendments to the Certificate were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to Certificate of Incorporation to be signed on its behalf by its Chairman, Chief Executive Officer, and President on December 20, 1994.


                             /s/ Steven G. Papermaster
                             ------------------------------------------------
                             Steven G. Papermaster
                             Chairman, Chief Executive Officer, and President

                              BSG EDUCATION, INC.

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION

     BSG Education, Inc., a Delaware corporation (the "Company"), does hereby certify:

                                  ARTICLE ONE

     The Company was originally incorporated as "BSG Educational Services, Inc." on May 16, 1991. Pursuant to an Agreement of Merger dated December
30, 1992, by and between Enterprise Technology Center, Inc. and the Company, the Company's name was changed to "Enterprise Technology Institute International, Inc." The Company subsequently filed a Certificate of Amendment to its Certificate of Incorporation on June 2, 1993, pursuant to which it changed its name to "BSG Educational Services, Inc." On April 26, 1994, the Company filed a Certificate of Amendment to its Certificate of Incorporation that changed its name to "BSG Education, Inc."

     By written consent dated December 20, 1994, the Company's Board of Directors adopted a resolution proposing, and declaring advisable, the following amendment to the Company's Certificate of Incorporation, as amended as described in the foregoing paragraph (the "Certificate"):

          Article I of the Certificate is amended in its entirety to read as follows:

          "The name of the corporation is BSG ALLIANCE/IT, INC."

                                  ARTICLE TWO

     By written consent dated December 20, 1994, the Company's Board of Directors adopted a resolution proposing, and declaring advisable, the following amendment to the Certificate:

          Article IV of the Certificate is amended in its entirety to read as follows:

          "The total number of shares of all classes of stock which the corporation shall have the authority to issues is 3,000 shares of common stock, par value $.001 per share."

                                 ARTICLE THREE

     By written consent dated December 20, 1994, the Company's Board of Directors adopted a resolution proposing, and declaring advisable, the following amendment to the Certificate:

          Article VII of the Certificate is amended in its entirety to read as follows:

               "No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
          (iii) under Section 174 of the Delaware General Corporation Law (the "DGCL"), or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL, as amended. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification."



                                  ARTICLE FOUR

     By written consent dated December 20, 1994, the Company's Board of Directors adopted a resolution proposing, and declaring advisable, the following amendment to the Certificate:

          Article VIII of the Certificate is amended in its entirety to read as follows:

               "8.1 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               8.2 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

               8.3 To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2 of this Article, or in defense of any claim, issue or matter therein, the corporation shall indemnify such director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               8.4 Any indemnification under Sections 8.1 and 8.2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 8.1 and 8.2 of this Article. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

               8.5 Expenses (including attorneys' fees) incurred by an officer, director, or employee in defending any civil, criminal, administrative or investigative action, suit or proceeding referred to in Sections
          8.1 and 8.2 of this Article shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents shall be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                8.6 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

                8.7 The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the Delaware General Corporation Law (the "DGCL") or this Article.

                8.8 For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                8.9 For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

                8.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                8.11 In the event the DGCL is hereafter amended to, or other applicable laws are enacted that, authorize additional or broader rights to indemnification or advancement of expenses for directors, officers, employees or agents of the corporation (or persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other entity), the indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall be modified to include such additional or broader rights to the fullest extent permitted by the DGCL, as amended, or such other applicable laws as may be enacted from time to time. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any indemnification or expense advancement rights of a director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

                8.12 The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, other provisions of this Certificate of Incorporation, as amended, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office."

                                  ARTICLE FIVE

      By written consent dated December 20, 1994, the Company's sole stockholder approved the foregoing amendments to the Certificate set forth in Articles One, Two, Three, and Four of this Certificate of Amendment to Certificate of Incorporation.

                                   ARTICLE SIX

      The foregoing amendments to the Certificate were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

              IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to Certificate of Incorporation to be signed on its behalf by its Chairman, Chief Executive Officer, and President on December 20, 1994.

                                /s/ Steven G. Papermaster
                                ------------------------------------------------
                                Steven G. Papermaster
                                Chairman, Chief Executive Officer, and President

                             CERTIFICATE OF MERGER

                                      OF

                         BUSINESS SYSTEMS GROUP, INC AND

                              BSG CONSULTING, INC.

                                  MERGING INTO

                             BSG ALLIANCE/IT, INC.


     In accordance with Sections 103 and 251 of the Delaware General Corporation Law (the "DGCL"), the undersigned hereby adopts this Certificate of
Merger:

     FIRST:    Business Systems Group, Inc., a Delaware corporation ("BSGI"), and BSG Consulting, Inc., a Delaware corporation ("Consulting"), are merging with and into BSG Alliance/IT, Inc., a Delaware corporation (collectively, the "Merging Entities").

     SECOND:   Each of the Merging Entities has approved, adopted, certified, executed, and acknowledged the Agreement and Plan of Merger dated December 20, 1994, among the Merging Entities (the "Merger Agreement"), in accordance with
Section 251(c) of the DGCL.

     THIRD:    The name of the surviving entity is BSG Alliance/IT, Inc.
("BSG/AIT" or the "Surviving Entity").

     FOURTH:    The Certificate of Incorporation of BSG/AIT, as amended, shall be the Certificate of incorporation of the Surviving Entity.

     FIFTH:    The executed Merger Agreement is on file at the principal place of business of the Surviving Entity whose address is:

               BSG Alliance/IT, Inc.
               11 Greenway Plaza, Suite 900
               Houston, Texas 77046-1102
               Attention: Legal Department

     SIXTH:    An executed copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any stockholder of any of the Merging Entities.

    SEVENTH:   The Merger shall be effective at the close of business on
December 31, 1994 (the "Effective Time").

     WITNESS the execution hereof on December 20, 1994, effective as of the Effective Time set forth above.

                                  BSG ALLIANCE/IT, INC.


                                  By: /s/ Steven G. Papermaster
                                     -----------------------------------
                                      Steven G. Papermaster
                                      Chairman, Chief Executive Officer,
                                        and President

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT

It is hereby certified that:

1.   The name of the corporation (hereinafter called the "corporation") is

                              BSG ALLIANCE/IT, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 8/8, 1996.

                                  /s/ Peggy Sherman
                                  ---------------------------------
                                      PEGGY SHERMAN, VICE PRESIDENT

                             CERTIFICATE OF MERGER
                                       OF
                        SAGE COMMUNICATIONS CORPORATION
                                  WITH AND INTO
                             BSG ALLIANCE/IT, INC.


     The undersigned corporation, organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL"), DOES HEREBY CERTIFY:

     1. Sage Communication Corporation ("Sage"), an Arizona corporation, is merging with and into BSG Alliance/IT, Inc. ("Alliance"), a Delaware corporation (the "Merger").

     2. The Amended and Restated Merger Agreement (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by Alliance and Sage, in accordance with Section 252(c) of the DGCL and in the same manner as is provided in Section 251 of the DGCL.

     3. Alliance will be the surviving Delaware corporation following the Merger, using the name "BSG Alliance/IT, Inc."

     4. The Certificate of Incorporation of Alliance will continue after the merger as the Certificate of Incorporation of the surviving corporation until thereafter duly amended in accordance with its terms and the DGCL.

     5. The executed Merger Agreement pursuant to which the Merger is being consummated is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is c/o Medaphis Corporation, 2700 Cumberland Parkway, Suite 300, Atlanta, Georgia 30339.


     6. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     7. The authorized capital stock of Sage consists of 10,000,000 shares of a par value of $.01 each.

     IN WITNESS WHEREOF, Alliance has caused its duly authorized officer to execute and deliver this Certificate of Merger as of the 8th day of October , 1996.

                                  BSG ALLIANCE/IT, INC.

                                  By: /s/ William R. Spalding
                                      ----------------------------------
                                  Name: William R. Spalding
                                        --------------------------------
                                  Title: Senior Vice President,
                                         -------------------------------
                                         General Counsel and Secretary